UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2008

SICLONE INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25809	87-0426999
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1010 N. Central Avenue, Suite 201, Glendale, CA 91202
(Address of principal executive offices) (zip code)

(818) 507-4617
(Registrant's telephone number, including area code)

Copies to:
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2008, Siclone Industries, Inc. (the “Company”). Apollo Acquisition Co., Inc.., a wholly-owned subsidiary of the Company (“Acquisition”), Apollo Medical Management, Inc. (“Apollo”), and the shareholders of Apollo (the “Apollo shareholders”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Apollo merged with and into Acuisition, which became a wholly-owned subsidiary of the Company (the “Merger”). In consideration for the merger, the Company issued an aggregate of 20,933,490 shares of common stock to the Apollo Shareholders at the closing of the merger.

In accordance with the terms of the Merger Agreement, Mr. Paul Adams, the former Chief Executive Officer and Principal Accounting Officer and a current director of the Company, returned for cancellation 9,990,000 shares of common stock of the Company.

Item 2.01 Completion of Acquisition of Disposition of Assets

Description of Apollo

Apollo was incorporated under the laws of the State of Delaware on October 17, 2006 and is headquartered in Glendale, California. Apollo is a medical management company focused on managing the provision of hospital-based medicine through its affiliated medical groups, which currently consist of ApolloMed Hospitalists (“AMH”) and Apollo Medical Associates (“AMA”). The Company’s goal is to become a leading provider of management services to medical groups that provide comprehensive inpatient care services such as hospitalists, emergency room physicians, and other hospital-based specialists.

Apollo is currently operating under an oral agreement to provide management services to AMH and AMA, both of which are affiliates of Apollo, by virtue of their common management and/or common ownership by Warren Hosseinion, M.D. and Adrian Vazquez, M.D. AMH was founded in May 2001 and currently provides hospitalist services at ten hospitals. AMA was founded in October 2006 as a vehicle for acquisition of hospital-based medical practices.

AMH and Drs. Hosseinion and Vazquez developed and own, ApolloWeb, a proprietary web-based, practice management software program for hospital-based physicians. Under the oral agreement, Apollo is permitted to use the Apollo Web software free of charge in exchange for its management services. Apollo is currently negotiating the terms of a formal management services agreement with AMH. In addition, Apollo is currently negotiating to acquire the ApolloWeb software from Drs. Hosseinion and Vazquez.

Relationships with Physician Practices. Apollo provides its services through physician practices with which it has one of two types of relationships:

•	Owned Practices: Apollo could acquire practices in states which do not prohibit the corporate practice of medicine, and

•	Managed Practices: Apollo intends to manage practices, in states that prohibit the corporate practice of medicine. These practices are expected to become wholly-owned subsidiaries of AMA.

Owned Practices. In a typical owned practice, Apollo intends to acquire all, or substantially all, of the assets of a physician practice from the owner physicians. Apollo expects to establish a wholly-owned subsidiary to own and operate this practice, and expects to enter into employment agreements with the selling physicians, which could provide for base compensation and incentive compensation based upon increases in operating earnings.

Managed Practices. In a typical managed practice, Apollo or one of its management subsidiaries will acquire all of the non-medical assets of a physician practice from the owner physicians, or their professional organization, as the case may be, and then enter into a management agreement with the physician organization to manage the practice for a fee. The management agreement is usually for a 20-year term.

In effecting such an acquisition, one of the Apollo’s existing, or newly formed, affiliated medical groups generally acquires medical assets, including such things as HMO contracts, provider contracts and patient records from the owner physicians, or their professional organization, as the case may be. If related non-medical assets are to be acquired as part of the acquisition, such as, management contracts, furniture, fixtures or equipment, non-medical personnel or real property leases, these are, as noted above, expected to be acquired by Apollo. In some cases, the stock of an acquisition candidate is acquired rather than its assets.

Hospitalist Industry Overview

Hospitalists are physicians who spend their professional time serving as the physicians-of-record for inpatients, during which time they accept "hand-offs" of hospitalized patients from primary care providers, returning the patients back to the care of their primary care providers at the time of hospital discharge. The number of hospitalists has grown from a few hundred in 1996 to over 20,000 today in response to a need for more efficient delivery of inpatient care according to the Society of Hospital Medicine. It is anticipated that as many as 33,000 hospitalists may be currently needed for full coverage of inpatients in the United States.

Rising healthcare expenditures is a key motivating factor behind the utilization of hospitalists. An aging population, advancements in medical technology, and the rising cost of pharmaceuticals are just some of the forces which are driving up healthcare expenditures.

Hospital medicine has developed as a specialty with unique characteristics and expertise. Hospitalists have specialized skills, knowledge, and relationships that contribute value to hospitals, physicians, patients, and health plans. These skills go beyond the delivery of quality patient care to hospital inpatients and include:

•	Providing measurable quality improvement through setting standards and compliance
•	Saving money and resources by reducing the patient’s length of stay and achieving better utilization
•	Improving the efficiency of the hospital by early patient discharge, better throughput in the emergency department (ED), and the opening up of ICU beds
•	Creating a seamless continuity from inpatient to outpatient care, from the ED to the floor, and from the ICU to the floor
•	Creating teams of healthcare professionals that make better use of the resources at the hospital and create a better working environment for nurses and others
•	Creating synergies between emergency and inpatient hospital services by the management of both areas through the Company’s strategy of acquisitions of both ER and hospitalist groups
•	Managing acutely ill, complex hospitalized patients.

Market Opportunity

In today’s healthcare environment, patients are generally admitted to hospitals and cared for by primary care physicians (PCPs). Demands of modern medical practice, however, require that PCPs spend most of their time in outpatient practices limiting their availability to care for hospitalized patients. These requirements and demands have led to ever-diminishing quality of inpatient care, longer hospital stays, and higher costs to the insurance companies. Over the past few years, hospital-based physicians (i.e. those physicians that do not have a separate outpatient practice) are becoming a regular part of the healthcare landscape allowing PCPs to focus on outpatient office visits. According to the Society of Hospital Medicine, a leading trade journal, hospital medicine is the fastest growing medical specialty today growing from a few hundred hospitalists in 1996 to approximately 20,000 hospitalists today. Generally hospital-based physicians:

•	are medical doctors that spend their time in the inpatient environment, making them familiar with hospital systems, policies, services, departments, and staff;
•	are in-patient experts who possess clinical credibility when addressing key issues regarding the inpatient environment; and

•
understand the tradeoffs involved in balancing the needs of the hospital with those of the medical staff; they tend to have an intimate knowledge of the issues that the hospital is facing and are invested in finding solutions to these problems.

Principal Services and Their Markets

Apollo provides management services to medical groups that provide comprehensive inpatient care services in the U.S. by offering a comprehensive set of integrated medical services to hospitals, health carriers and medical groups as well as individual physicians, through its affiliated medical groups, as follows:

Services for Hospitals

•	Providing care from the emergency room through hospital discharge
•	Admission and care of unassigned and/or uninsured patients
•	Inpatient internal medicine consultation services
•	Emergency room Clinical Decision Unit services to improve throughput and ease overcrowding
•	Development of hospital-based physicians programs, including pulmonary, critical care, cardiology and nephrology
•	24/7 in-hospital inpatient coverage services
•	Development of evidence-based medicine protocols for common diagnoses
•	Implementation of patient safety guidelines
•	Education of nurses and hospital staff
•	Analysis of statistics via the ApolloWeb (discussed further below) database, including length of stay, bed days/1000 admissions, and readmission rates
•	Care of patients at academic medical centers, including the education of medical students, interns and residents

Services for Health Carriers and Medical Groups

•	Admission and care of assigned patients
•	Consistent communication with primary care physicians upon admission, during the patient’s hospital stay, and upon discharge
•	Rapid transfer of out-of-network patients back to designated hospitals
•	24/7 in-hospital inpatient coverage services
•	Consistent communication with case managers, social workers, and medical group personnel
•	Hospital-based physician consulting services
•	Analysis of statistics via the ApolloWeb database technology.

Services for Individual Physicians

Hospital-based services for physicians on weekends, holidays, or for those who do not wish to come to the hospital; primary care physicians can benefit from this arrangement because they have more time to focus on outpatient care.

Competition

Apollo faces competition from numerous small hospitalist and emergency room practices as well as several large physician groups. Some of these groups are funded by well capitalized venture capital firms and others.

•
IPC (NASDAQ: IPCM). IPC was founded in 1995 and employs over 400 physicians. Practice locations include: Chicago, Dallas, Denver, Fort Worth, Houston, Las Vegas, Oakland, Oklahoma City, Phoenix, San Antonio, St. Louis, and Tucson. IPC’s venture capital investors include Morgenthaler Venture Partners, Bessemer Venture Partners, Piper Jaffrey, Crucible Group, Bank America Ventures, and CB Health Ventures. IPC recently completed an Initial Public Offering (IPO).

•
Emergency Medical Services Corporation (NYSE:EMS). EMS through its subsidiaries, provides emergency medical services in the United States. It operates through two segments: AMR and EmCare. AMR segment provides emergency and non-emergency ambulance transport and related services in the United States. EmCare segment provides outsourced emergency department and hospitalist staffing, and related management services. Today, EmCare employs over 240 full-time hospitalists. EMS is headquarted in Greenwood Village, Colorado.

•
Cogent Healthcare. Cogent was founded in 1997 and employs over 130 hospitalists. They have practice locations in New York City, Jackson, MS, Brockton, MA, Richland, WA, Albany, GA, Fayetteville, NC, Ft. Myers, FL, Decatur, AL, and Milwaukee. Cogent’s venture capital investors include: Crosspoint Venture Partners, CCP Equity Partners, Versant Ventures, Accel Partners, and Mission Partners.

•
TeamHealth. TeamHealth was founded in 1979 to provide emergency department administrative and staffing services. The company subsequently developed a hospitalist division, and now employs more than 400 hospitalists. TeamHealth was acquired by The Blackstone Group in 2005.

Growth Strategy, Competitive Position in Industry and Methods of Competition

Apollo anticipates that it will grow by two primary methods, organic growth and acquisitions.

Organic Growth

Apollo has initiated a marketing plan focused on targeting hospitals, hospital chains, health carriers/HMOs, medical groups and individual physicians. Apollo also plans to commence a physician recruitment campaign aimed at attracting physicians to meet the expected increase in demand for its services. This campaign will be driven by utilizing direct contacts with internal medicine residency programs, advertising in professional journals, and on-line advertising. Apollo believes it has a competitive advantage in attracting highly qualified physicians by offering recruits, through its affiliated medical groups, competitive salary and benefits including, if appropriate, incentive-based stock options as part of the compensation package.

Key personnel are expected to be added in order implement the Apollo’s growth strategy. Management believes that this will include a marketing division, establishing a physician recruiting division, expanding the billing department, and establishing a case management division. Apollo also intends to upgrade its information technology systems to keep pace with growth. This could include: (1) upgrading the ApolloWeb technology, (2) integration of billing and collections functions, (3) electronic medical records, and (4) upgrading the wireless technology system.

Acquisitions

Apollo also plans to grow through mergers/acquisitions. Targeted mergers/acquisitions will focus on hospitalist groups, emergency room physician groups, and other hospital-based specialty physicians. Apollo has identified a number of small group practices, as well as larger groups with between 40 and 200 physicians that may be potential merger/acquisition candidates. Apollo believes that it may have a competitive advantage in closing potential mergers/acquisitions as a publicly-traded company, which could provide Apollo with access to additional capital and the ability to utilize its stock as part of the compensation package to the stockholders of the target companies.

Customers

Apollo currently provides management services to AMH.

AMH, which was founded in May 2001 by Drs. Hosseinion and Vazquez, has developed the following portfolio of hospitalist contracts, all of which will be under management by Apollo:

•	May, 2001: AMH enters into an agreement with Glendale Memorial Medical Group to take care of inpatients at Glendale Memorial Hospital.

•	September, 2001: AMH enters into an agreement with Preferred IPA to take care of inpatients at Glendale Memorial Hospital and Glendale Adventist Hospital.

•	January, 2002: AMH enters into an agreement with Glendale Physician’s Alliance (GPA) to take care of its inpatients at Glendale Memorial Hospital and Glendale Adventist Hospital.

•	July, 2002: AMH enters into an agreement with Lakeside IPA to take care of its inpatients at Glendale Memorial Hospital and Glendale Adventist Hospital.

•	January, 2003: AMH enters into an agreement with La Vida Medical Group to take care of its inpatients at Providence-St. Joseph’s Hospital in Burbank.

•	November, 2003: AMH enters into an agreement with La Vida Medical Group to take care of its inpatients at Glendale Memorial Hospital and Glendale Adventist Hospital.

•	December, 2004: AMH enters into an agreement with CCHC and Glendale Adventist Hospital for hospitalist services for uninsured and unassigned MediCal patients.

•	February, 2005: AMH enters into an agreement with Glendale Adventist Hospital to provide inpatient care of hospital employees and their families.

•	May, 2005: AMH enters into an agreement with Verdugo Hills Medical Group to take care of its inpatients at Glendale Memorial Hospital and Glendale Adventist Hospital.

•	August, 2005: AMH enters into an agreement with Family Care Specialists (FCS) to take care of its inpatients at Glendale Memorial Hospital and Glendale Adventist Hospital.

•	September, 2005: AMH enters into an agreement with Regal Medical Group to take care of its inpatients at Providence-St. Joseph’s Hospital, Glendale Memorial Hospital and Glendale Adventist Hospital.

•	November, 2005: AMH enters into an agreement with Healthcare Partners Medical Group to take of its inpatients at Glendale Memorial Hospital.

•
April, 2006: AMH enters into an agreement with LaVida Medical Group to take care of its inpatients at Daniel Freeman Memorial Hospital, Centinela Hospital, Daniel Freeman Marina Hospital, and Memorial Hospital of Gardena.

•	January, 2007: AMH enters into an agreement with Allied Physicians of California to take care of its inpatients at San Gabriel Valley Medical Center, Garfield Medical Center, and Alhambra Hospital.

Technology

AMH and Drs. Hosseinion and Vazquez have developed, and own, a proprietary web-based, practice management software program for hospital-based physicians. The system, known as ApolloWeb allows a physician to enter patient information in real-time at a patient’s bedside via a 3G broadband-enabled PDA or a desktop computer. ApolloWeb is capable of generating:

•	real-time, comprehensive statistical data
•	complete HCFA (Health Care Financing Administration) billing forms
•	patient admissions and discharge summaries, including major test results and necessary follow-ups
•	faxes or emails to primary care physicians with the aforementioned information.

It is expected that additional features will be added to enhance the ApolloWeb technology, several of which include an Electronic Medical Record (EMR) platform and a quality control component in the near future.

In exchange for Apollo’s management services, AMH and Drs. Hosseinion and Vazquez currently make ApolloWeb available to the Company for its use at no charge in its business and operations. Apollo is currently negotiating to acquire the rights to the ApolloWeb technology from AMH, and Drs. Hosseinion and Vazquez.

Regulatory Matters

Significant Federal and State Healthcare Laws Governing Our Business

As a healthcare company, Apollo’s operations and relationships with healthcare providers such as hospitals, other healthcare facilities, and healthcare professionals are subject to extensive and increasing regulation by numerous federal, state, and local government entities. These laws and regulations often are interpreted broadly and enforced aggressively by multiple government agencies, including the U.S. Department of Health and Human Services Office of the Inspector General, or the OIG, the U.S. Department of Justice, and various state authorities. We have included brief descriptions of some, but not all, of the laws and regulations that affect Apollo’s business.

Imposition of sanctions associated with a violation of any of these healthcare laws and regulations could have a material adverse effect on our business, financial condition and results of operations. Apollo cannot guarantee that its arrangements or business practices will not be subject to government scrutiny or be found to violate certain healthcare laws. Government investigations and prosecutions, even if Apollo is ultimately found to be without fault, can be costly and disruptive to its business. Moreover, changes in healthcare legislation or government regulation may restrict our existing operations, limit the expansion of our business or impose additional compliance requirements and costs, any of which could have a material adverse affect on its business, financial condition and results of operations.

False Claims Acts

The federal civil False Claims Act imposes civil liability on individuals or entities that submit false or fraudulent claims for payment to the federal government. The False Claims Act provides, in part, that the federal government may bring a lawsuit against any person whom it believes has knowingly or recklessly presented, or caused to be presented, a false or fraudulent request for payment from the federal government, or who has made a false statement or used a false record to get a claim for payment approved. Private parties may initiate qui tam whistleblower lawsuits against any person or entity under the False Claims Act in the name of the government and may share in the proceeds of a successful suit.

The federal government has used the False Claims Act to prosecute a wide variety of alleged false claims and fraud allegedly perpetrated against Medicare and state healthcare programs. By way of illustration, these prosecutions may be based upon alleged coding errors, billing for services not rendered, billing services at a higher payment rate than appropriate, and billing for care that is not considered medically necessary. The government and a number of courts also have taken the position that claims presented in violation of certain other statutes, including the federal Anti-Kickback Statute or the Stark Law, can be considered a violation of the False Claims Act based on the theory that a provider impliedly certifies compliance with all applicable laws, regulations, and other rules when submitting claims for reimbursement.

Penalties for False Claims Act violations include fines ranging from $5,500 to $11,000 for each false claim, plus up to three times the amount of damages sustained by the government. A False Claims Act violation may provide the basis for the imposition of administrative penalties as well as exclusion from participation in governmental healthcare programs, including Medicare and Medicaid. In addition to the provisions of the False Claims Act, which provide for civil enforcement, the federal government also can use several criminal statutes to prosecute persons who are alleged to have submitted false or fraudulent claims for payment to the federal government.

A number of states have enacted false claims acts that are similar to the federal False Claims Act. Even more states are expected to do so in the future because Section 6031 of the Deficit Reduction Act of 2005, or the DRA, amended the federal law to encourage these types of changes, along with a corresponding increase in state initiated false claims enforcement efforts. Under the DRA, if a state enacts a false claims act that is at least as stringent as the federal statute and that also meets certain other requirements, the state will be eligible to receive a greater share of any monetary recovery obtained pursuant to certain actions brought under the state’s false claims act. The OIG, in consultation with the Attorney General of the United States, is responsible for determining if a state’s false claims act complies with the statutory requirements. Currently, 19 states and the District of Columbia have some form of a state false claims acts. As of August 2007, the OIG has determined that eight of these satisfy the DRA standards, and we anticipate this figure will continue to increase. As of August 2007, the eight states are: Hawaii, Illinois, Massachusetts, Nevada, New York, Tennessee, Texas and Virginia. Of the sixteen states in which we currently operate, the following nine states have some form of a state false claims act: California, Florida, Georgia, Illinois, Michigan, Nevada, Oklahoma, Tennessee and Texas.

Anti-Kickback Statutes

The federal Anti-Kickback Statute contained in the Social Security Act prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, (1) the referral of a beneficiary of Medicare, Medicaid or other governmental healthcare programs, (2) the furnishing or arranging for the furnishing of items or services reimbursable under Medicare, Medicaid or other governmental healthcare programs or (3) the purchase, lease, or order or arranging or recommending the purchasing, leasing or ordering of any item or service reimbursable under Medicare, Medicaid or other governmental healthcare programs. Some courts and the OIG interpret the statute to cover any arrangement where even one purpose of the remuneration is to influence referrals. A violation of the Anti-Kickback Statute is a felony punishable by imprisonment, and criminal and civil fines of up to $50,000 per violation and three times the amount of the unlawful remuneration. A violation also can result in exclusion from Medicare, Medicaid or other governmental healthcare programs.

Due to the breadth of the Anti-Kickback Statute’s broad prohibition, there are a few statutory exceptions that protect various common business transactions and arrangements from prosecution. In addition, the OIG has published safe harbor regulations that outline other arrangements that also are deemed protected from prosecution under the Anti-Kickback Statute, provided all applicable criteria are met. The failure of an activity to meet all of the applicable safe harbor criteria does not necessarily mean that the particular arrangement violates the Anti-Kickback Statute, but these arrangements will be subject to greater scrutiny by enforcement agencies.

Some states have enacted statutes and regulations similar to the Anti-Kickback Statute, but which may be applicable regardless of the payor source of the patient. These state laws may contain exceptions and safe harbors that are different from those of the federal law and that may vary from state to state.

Federal Stark Law

The federal Stark Law, also known as the physician self-referral law, generally prohibits a physician from referring Medicare and Medicaid patients to an entity (including hospitals) providing ‘‘designated health services,’’ if the physician or a member of the physician’s immediate family has a ‘‘financial relationship’’ with the entity, unless a specific exception applies. Designated health services include, among other services, inpatient and outpatient hospital services, clinical laboratory services, certain imaging services, and other items or services that our affiliated physicians may order. The prohibition applies regardless of the reasons for the financial relationship and the referral; and therefore, unlike the federal Anti-Kickback Statute, intent to violate the law is not required. Like the Anti-Kickback Statute, the Stark Law contains a number of statutory and regulatory exceptions intended to protect certain types of transactions and business arrangements from penalty. Compliance with all elements of the applicable Stark Law exception is mandatory.

The penalties for violating the Stark Law include the denial of payment for services ordered in violation of the statute, mandatory refunds of any sums paid for such services and civil penalties of up to $15,000 for each violation, double damages, and possible exclusion from future participation in the governmental healthcare programs. A person who engages in a scheme to circumvent the Stark Law’s prohibitions may be fined up to $100,000 for each applicable arrangement or scheme.

Some states have enacted statutes and regulations similar to the Stark Law, but which may be applicable to the referral of patients regardless of their payor source and which may apply to different types of services. These state laws may contain statutory and regulatory exceptions that are different from those of the federal law and that may vary from state to state.

Health Information Privacy and Security Standards

Among other directives, the Administrative Simplification Provisions of the Health Insurance Portability and Accountability Act of 1996, or HIPAA, required the Department of Health and Human Services, or the HHS, to adopt standards to protect the privacy and security of certain health-related information. The HIPAA privacy regulations contain detailed requirements concerning the use and disclosure of individually identifiable health information by “HIPAA covered entities,” which include entities like Apollo, our affiliated hospitalists, and practice groups.

In addition to the privacy requirements, HIPAA covered entities must implement certain administrative, physical, and technical security standards to protect the integrity, confidentiality and availability of certain electronic health information received, maintained, or transmitted. HIPAA also implemented the use of standard transaction code sets and standard identifiers that covered entities must use when submitting or receiving certain electronic healthcare transactions, including activities associated with the billing and collection of healthcare claims.

Violations of the HIPAA privacy and security standards may result in civil and criminal penalties, including: (1) civil money penalties of $100 per incident, to a maximum of $25,000, per person, per year, per standard violated and (2) depending upon the nature of the violation, fines of up to $250,000 and imprisonment for up to ten years.

Many states in which we operate also have laws that protect the privacy and security of confidential, personal information. These laws may be similar to or even more protective than the federal provisions. Not only may some of these state laws impose fines and penalties upon violators, but some may afford private rights of action to individuals who believe their personal information has been misused.

Fee-Splitting and Corporate Practice of Medicine

Some states have laws that prohibit business entities, such as Apollo, from practicing medicine, employing physicians to practice medicine, exercising control over medical decisions by physicians, also known collectively as the corporate practice of medicine, or engaging in certain arrangements, such as fee-splitting, with physicians. In some states these prohibitions are expressly stated in a statute or regulation, while in other states the prohibition is a matter of judicial or regulatory interpretation. Of the sixteen states in which we currently operate, we believe that the following nine states prohibit the corporate practice of medicine: California, Colorado, Georgia, Illinois, Michigan, Nevada, North Carolina, Tennessee and Texas.

Apollo operates by maintaining long-term management contracts with affiliated professional organizations, which are each owned and operated by physicians and which employ or contract with additional physicians to provide hospitalist services. Under these arrangements, we perform only non-medical administrative services, do not represent that we offer medical services, and do not exercise influence or control over the practice of medicine by the physicians or the affiliated professional organizations.

Some of the relevant laws, regulations, and agency interpretations in the states in which we operate have been subject to limited judicial and regulatory interpretation. Moreover, state laws are subject to change and regulatory authorities and other parties, including our affiliated physicians, may assert that, despite these arrangements, we are engaged in the prohibited corporate practice of medicine or that our arrangements constitute unlawful fee-splitting. If this occurred, we could be subject to civil or criminal penalties, our contracts could be found legally invalid and unenforceable (in whole or in part), or we could be required to restructure our contractual arrangements.

Deficit Reduction Act of 2005

Among other mandates, the Deficit Reduction Act of 2005, or the DRA, created a new Medicaid Integrity Program designed to enhance federal and state efforts to detect Medicaid fraud, waste and abuse. Additionally, section 6032 of the DRA requires entities that make or receive annual Medicaid payments of $5.0 million or more from any one state to provide their employees, contractors and agents with written policies and employee handbook materials on federal and state False Claims Acts and related statues. At this time, we are not required to comply with section 6032 because we receive less than $5.0 million in Medicaid payments annually from any one state. However, we will likely be required to comply in the future as our Medicaid billings increase, but we cannot predict when that will occur. We also cannot predict what new state statutes or enforcement efforts may emerge from the DRA and what impact they may have on our operations.

Other Federal Healthcare Fraud and Abuse Laws

We are also subject to other federal healthcare fraud and abuse laws. Under HIPAA, there are two additional federal crimes that could have an impact on our business: ‘‘Health Care Fraud’’ and ‘‘False Statements Relating to Health Care Matters.’’ The Health Care Fraud statute prohibits any person from knowingly and recklessly executing a scheme or artifice to defraud any healthcare benefit program. Healthcare benefit programs include both government and private payors. A violation of this statute is a felony and may result in fines, imprisonment and/or exclusion from governmental healthcare programs.

The False Statements Relating to Health Care Matters statute prohibits knowingly and willfully falsifying, concealing or covering a material fact by any trick, scheme or device or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. A violation of this statute is a felony and may result in fines and/or imprisonment.

The OIG may impose administrative sanctions or civil monetary penalties against any person or entity that knowingly presents or causes to be presented a claim for payment to a governmental healthcare program for services that were not provided as claimed, is fraudulent, is for a service by an unlicensed physician, or is for medically unnecessary services. Violations may result in penalties of up to $10,000 per claim, treble damages, and exclusion from governmental healthcare funded programs, such as Medicare and Medicaid. In addition, the OIG may impose administrative sanctions against any physician who knowingly accepts payment from a hospital as an inducement to reduce or limit services provided to Medicare and Medicaid program beneficiaries.

Other State Fraud and Abuse Provisions

In addition to the state laws previously described, we also are subject to other state fraud and abuse statutes and regulations. Many of the states in which we operate have adopted a form of anti-kickback law, self-referral prohibition, and false claims and insurance fraud prohibition. The scope of these laws and the interpretations of them vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. Generally, state laws reach to all healthcare services and not just those covered under a governmental healthcare program. A determination of liability under any of these laws could result in fines and penalties and restrictions on our ability to operate in these states. We cannot assure that our arrangements or business practices will not be subject to government scrutiny or be found to violate applicable fraud and abuse laws.

Fair Debt Collection Practices Act

Some of our operations may be subject to compliance with certain provisions of the Fair Debt Collection Practices Act and comparable statutes in many states. Under the Fair Debt Collection Practices Act, a third-party collection company is restricted in the methods it uses to contact consumer debtors and elicit payments with respect to placed accounts. Requirements under state collection agency statutes vary, with most requiring compliance similar to that required under the Fair Debt Collection Practices Act.

U.S. Sentencing Guidelines

The U.S. Sentencing Guidelines are used by federal judges in determining sentences in federal criminal cases. The guidelines are advisory, not mandatory. With respect to corporations, the guidelines states that having an effective ethics and compliance program may be a relevant mitigating factor in determining sentencing. To comply with the guidelines, the compliance program must be reasonably designed, implemented, and enforced such that it is generally effective in preventing and detecting criminal conduct. The guidelines also state that a corporation should take certain steps such as periodic monitoring and appropriately responding to detected criminal conduct. Apollo has yet to develop a formal ethics and compliance program.

Licensing, Certification, Accreditation and Related Laws and Guidelines

Clinical personnel of Apollo’s affiliated companies are subject to numerous federal, state and local licensing laws and regulations, relating to, among other things, professional credentialing and professional ethics. Since Apollo performs services at hospitals and other types of healthcare facilities, it may indirectly be subject to laws applicable to those entities as well as ethical guidelines and operating standards of professional trade associations and private accreditation commissions, such as the American Medical Association and the Joint Commission on Accreditation of Health Care Organizations. There are penalties for non-compliance with these laws and standards, including loss of professional license, civil or criminal fines and penalties, loss of hospital admitting privileges, and exclusion from participation in various governmental and other third-party healthcare programs.

Professional Licensing Requirements

Apollo’s affiliated hospitalists must satisfy and maintain their professional licensing in the states where they practice medicine. Activities that qualify as professional misconduct under state law may subject them to sanctions, or to even lose their license and could, possibly, subject us to sanctions as well. Some state boards of medicine impose reciprocal discipline, that is, if a physician is disciplined for having committed professional misconduct in one state where he or she is licensed, another state where he or she is also licensed may impose the same discipline even though the conduct occurred in another state. Professional licensing sanctions may also result in exclusion from participation in governmental healthcare programs, such as Medicare and Medicaid, as well as other third-party programs.

Employees

As of June 13, 2008, Apollo employs a total of 7 employees. Apollo believes that it has a good working relationship with its employees. The company is not a party to any collective bargaining agreements.

Description of Property

Apollo’s principal executive offices are located at 1010 N. Central Avenue, Suite 201, Glendale, California. This office consists of approximately 500 square feet of space which we rent for $1,800 per month. This office is leased on a month-to-month basis. Apollo believes that its current office space are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable.

Legal Proceedings

   From time to time, Apollo may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Apollo is not currently not aware of any such legal proceedings or claims that it believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

RISK FACTORS

Risk Relating to Our Business

Apollo has a limited operating history that makes it impossible to reliably predict future growth and operating results.

Apollo was incorporated on October 19, 2006, and will serve as the management company initially for two medical groups, AMH and AMA. Accordingly, Apollo has a limited operating history upon which you can evaluate its business prospects, which makes it difficult to forecast Apollo’s future operating results. The evolving nature of the current medical services industry increases these uncertainties.

Apollo has an unproven business model with no assurance of significant revenues or operating profit.

The current business model is unproven and the profit potential, if any, is unknown at this time. Apollo is subject to all of the risks inherent in the creation of a new business. Apollo has not yet commenced full operations and its ability to achieve profitability is dependent, among other things, on its initial marketing to generate sufficient operating cash flow to fund future expansion. There can be no assurance that Apollo's results of operations or business strategy will achieve significant revenue or profitability.

The growth strategy of Apollo may not prove viable and expected growth and value may not be realized.

Apollo’s strategy is to rapidly grow by financing the acquisition and establishment, and managing a network, of medical groups providing certain hospital-based services, as described in more detail below. Where permitted by local law, Apollo may also acquire such medical groups directly. Groups managed (or owned) by the Apollo are referred to herein as “Affiliated Medical Groups.” Identifying quality acquisition candidates is a time-consuming and costly process. There can be no assurance that Apollo will be successful in identifying and establishing relationships with these and other candidates. If Apollo is successful in identifying and acquiring other businesses, there is no assurance that it will be able to manage the growth of such businesses effectively.

The success of Apollo’s growth strategy depends on the successful identification, completion and integration of acquisitions.

Apollo’s future success will depend on the ability to identify, complete, and integrate the acquired businesses with Apollo’s existing operations. The growth strategy will result in additional demands on Apollo’s infrastructure, and will place further strain on limited management, administrative, operational, financial and technical resources. Acquisitions involve numerous risks, including, but not limited to:

•	the possibility that Apollo is not able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, if at all;
•	possible decreases in capital resources or dilution to existing stockholders;
•	difficulties and expenses incurred in connection with an acquisition;
•	the diversion of management’s attention from other business concerns;
•	the difficulties of managing an acquired business;
•	the potential loss of key employees and customers of an acquired business;
•
in the event that the operations of an acquired business do not meet expectations, Apollo may be required to restructure the acquired entity or write-off the value of some or all of the assets of the acquisition.

Apollo’s future growth could be harmed if it loses the services of its key personnel.

Apollo’s success depends upon the services of a number of key employees, specifically Warren Hosseinion, M.D. and Adrian Vazquez, M.D., and will depend upon certain other additional key employees. Apollo is planning on entering into employment agreements with and acquiring key man life insurance for Drs. Hosseinion and Vazquez, and other key executives hired in the future. The loss of the services of one or more of these key employees could harm Apollo’s business. Apollo’s success also depends upon its ability to attract highly skilled new employees. Competition for such employees is intense in the industries and geographic areas in which it operates. Apollo may rely on its ability to grant stock options as one mechanism for recruiting and retaining highly skilled talent. Recently proposed accounting regulations requiring the expensing of stock options may impair Apollo’s future ability to provide these incentives without incurring significant compensation costs. If the Company is unable to compete successfully for key employees, its results of operations, financial condition, business and prospects could be adversely affected.

Economic conditions or changing consumer preferences could adversely impact Apollo.

A downturn in economic conditions in one or more of its markets could have a material adverse effect on the results of operations, financial condition, business and prospects. Although Apollo attempts to stay informed of customer preferences, any sustained failure to identify and respond to trends could have a material adverse effect on its results of operations, financial condition, business and prospects.

Apollo may be unable to scale its operations successfully.

Apollo’s growth strategy will place significant demands on management and its financial, administrative and other resources. Operating results will depend substantially on the ability of its officers and key employees to manage changing business conditions and to implement and improve its financial, administrative and other resources. If Apollo is unable to respond to and manage changing business conditions, or the scale of its operations, then the quality of its services, its ability to retain key personnel, and its business could be harmed.

Apollo may be unable to integrate new business entities and manage its growth.

Apollo's ability to manage its growth effectively will require it to continue to improve its operational, financial and management controls and information systems to accurately forecast sales demand, to manage its operating costs, manage its marketing programs in conjunction with an emerging market, and attract, train, motivate and manage its employees effectively. If management fails to manage the expected growth, Apollo's results of operations, financial condition, business and prospects could be adversely affected. In addition, Apollo's growth strategy may depend on effectively integrating future entities, which requires cooperative efforts from the managers and employees of the respective business entities. If Apollo's management is unable to effectively integrate its various business entities, its results of operations, financial condition, business and prospects could be adversely affected.

The Company’s success depends upon its ability to adapt to a changing market and its continued development of additional services.

Although Apollo believes that it will provide a broad and competitive range of services, there can be no assurance of acceptance by the marketplace. The procurement of new contracts by Apollo’s Affiliated Medical Groups may be dependent upon the continuing results achieved at the current facilities, upon pricing and operational considerations, as well as the potential need for continuing improvement to existing services. Moreover, the markets for such services may not develop as expected nor can there be any assurance that Apollo will be successful in its marketing of any such services.

Changes associated with reimbursement by third-party payers for Apollo’s services may adversely affect operating results and financial condition.

The medical services industry is undergoing significant changes with third-party payers that are taking measures to reduce reimbursement rates or in some cases, denying reimbursement altogether. There is no assurance that third party payers will continue to pay for the services provided by Apollo’s Affiliated Medical Groups. Failure of third party payers to adequately cover the medical services so provided by Apollo will have a material adverse affect on Apollo’s results of operations, financial condition, business and prospects.

The medical services industry is highly regulated and failure to comply with laws and regulations applicable to Apollo could have an adverse affect on its financial condition.

The medical services currently provided by Apollo’s Affiliated Medical Groups and those expected to be provided in the future are subject to stringent federal, state, and local government health care laws and regulations. If Apollo fails to comply with applicable laws, it could be subject to civil or criminal penalties while also being declined participation in Medicare, Medicaid, and other government sponsored health care programs.

Federal and state healthcare reform may have an adverse effect on the Company’s financial condition and results of operations.

Federal and state governments have continued to focus significant attention on health care reform. A broad range of health care reform measures have been introduced in Congress and in state legislatures. It is not clear at this time what proposals, if any, will be adopted, or, if adopted, what effect, if any, such proposals would have on the Company’s business.

Regulatory authorities or other persons could assert that current or future relationships with any acquired companies fail to comply with the anti-kickback law.

The anti-kickback provisions of the Social Security Act prohibit anyone from knowingly and willfully (a) soliciting or receiving any remuneration in return for referrals for items and services reimbursable under most federal health care programs or (b) offering or paying any remunerations to induce a person to make referrals for items and services reimbursable under most federal health care programs, which is referred to as the “anti-kickback law”. The prohibited remunerations may be paid directly or indirectly, overtly or covertly, in cash or in kind. If such a claim were successfully asserted, Apollo could be subject to civil and criminal penalties and could be required to restructure or terminate the applicable contractual arrangements. If Apollo were subjected to penalties or were unable to successfully restructure its relationships to comply with the anti-kickback law, Apollo’s results of operations, financial condition, business and prospects could be adversely affected.

Regulatory authorities could assert that acquisitions or service agreements with third parties fail to comply with the federal Stark Law and state laws prohibiting physicians from referring to entities in which they have a financial interest.

The Stark Law prohibits a physician from making a referral to an entity for the furnishing of federally funded designated health services if the physician has a financial relationship with the entity.  Designated health services include clinical laboratory services, physical and occupational therapy services, radiology services such as magnetic resonance imaging (MRI) and ultrasound services, radiation therapy services and supplies, durable medical equipment and supplies, and others.  More detailed implementing regulations have been promulgated by the Department of Health and Human Services.  Some states have comparable laws restricting referrals for designated health services paid by any payer.  Unless an exception is satisfied, these laws and regulations prevent physician investors and other physicians who have a financial relationship with Apollo from referring patients to Apollo for designated health services.  The inability of these physicians to refer designated health services to Apollo may have an adverse effect on the Apollo’s financial condition and results of operations.  In addition, Apollo could be required to restructure or terminate acquisitions or service agreements to ensure compliance with the Stark Law and applicable rules and regulations.    The provisions of the self-referral laws, like all statutes affecting the health care industry, and the regulatory implementation and interpretation of them may change, and the nature and timing of any such change cannot be predicted.

Apollo is subject to information privacy regulations.

Numerous state, federal and international laws and regulations govern the collection, dissemination, use and confidentiality of patient-identifiable health information, including the Federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and related rules and regulations. The HIPAA Privacy Rule restricts the use and disclosure of patient information and requires entities to safeguard that information and to provide certain rights to individuals with respect to that information. The HIPAA Security Rule establishes elaborate requirements for safeguarding patient information transmitted or stored electronically. Apollo may be required to make costly system purchases and modifications to comply with the HIPAA requirements that will be imposed on us. Apollo’s failure to comply with these requirements could result in liability and have a material adverse affect on its results of operations, financial condition, business and prospects.

Service Liability Exposure; Litigation Risk; Limited Insurance

Apollo’s business may expose it to potential litigation. While Apollo intends to take precautions it deems appropriate, there can be no assurance that it will be able to avoid significant liability or litigation exposure. Service liability insurance is expensive, to the extent it is available at all. There can be no assurance that Apollo will be able to obtain such insurance on acceptable terms, if at all, or that Apollo will be able to secure increased coverage or that any insurance policy will provide adequate protection against successful claims, if at all. A successful claim brought against Apollo in excess of the its insurance coverage would have a material adverse effect upon the Apollo, its results of operations and financial condition.

We face possible liability in connection with the proposed acquisition of a medical management company.

In connection with the proposed acquisition of a medical management company, the billing company was notified approximately one month ago that Medicaid will be auditing some of their billing practices. The audit relates to inadvertent billing of services for which the local hospital also billed. The Medicaid audit is expected to take 6 to 12 months. Assuming that the Company’s acquisition of this medical management company is consummated, it is possible that the Company will have the liability to reimburse Medicaid for these charges, along with interest and penalties. The amount of such reimbursement, if any, cannot be estimated at this time, but it could be material. In further negotiations with the medical management company, management of the Company intends to seek a mechanism whereby the Company would be able to recoup any amounts that it must pay to Medicaid. However, no assurance can be given as to whether such negotiations will be successful or whether the transaction will be completed.

Risks Relating to Our Common Stock:

If We Fail To Remain Current On Our Reporting Requirements, We Could Be Removed From The OTC Bulletin Board Which Would Limit The Ability Of Broker-Dealers To Sell Our Securities And The Ability Of Stockholders To Sell Their Securities In The Secondary Market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock Is Subject To The "Penny Stock" Rules Of The SEC And The Trading Market In Our Securities Is Limited, Which Makes Transaction In Our Stock Cumbersome And May Reduce The Value Of An Investment In Our Stock.

The SEC has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Efforts To Comply With Recently Enacted Changes In Securities Laws And Regulations Will Increase Our Costs And Require Additional Management Resources, And We Still May Fail To Comply.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports on Form 10-K. In addition, the public accounting firm auditing the company’s financial statements must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. These requirements are not presently applicable to us but we will become subject to these requirements at the end of 2007. If and when these regulations become applicable to us, and if we are unable to conclude that we have effective internal controls over financial reporting or if our independent auditors are unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. We have not yet begun a formal process to evaluate our internal controls over financial reporting. Given the status of our efforts, coupled with the fact that guidance from regulatory authorities in the area of internal controls continues to evolve, substantial uncertainty exists regarding our ability to comply by applicable deadlines.

FORWARD LOOKING STATEMENTS

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•	Our ability to raise capital when needed and on acceptable terms and conditions;

•	The intensity of competition; and

•	General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and we cannot assure you of the accuracy or completeness of the data included in this report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See "Risk Factors" for a more detailed discussion of uncertainties and risks that may have an impact on future results.

MANAGEMENT’S DISCUSSION AND ANALYSIS

All references to the "Company," "we," "our" and "us" for periods prior to the closing of the Merger refer to Siclone, and references to the "Company," "we," "our" and "us" for periods subsequent to the closing of the Merger refer to Apollo.

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see "Forward-Looking Statements" and "Risk Factors" for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

On June 13, 2008, Siclone Industries, Inc. (the “Company”). Apollo Acquisition Co., Inc.., a wholly-owned subsidiary of the Company (“Acquisition”), Apollo Medical Management, Inc. (“Apollo”), and the shareholders of Apollo (the “Apollo shareholders”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Apollo merged with and into Acquisition, which became a wholly-owned subsidiary of the Company (the “Merger”). In consideration for the merger, the Company issued an aggregate of 20,933,490 shares of common stock to the Apollo Shareholders at the closing of the merger.

The transaction will be accounted as a recapitalization effected by a share exchange, wherein Apollo is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity (Siclone) will be brought forward at their book values and no goodwill will be recognized. Prior to the closing of the Merger Agreement, Siclone agreed to change its name Apollo Medical Holdings, Inc.. The closing of the Merger Agreement was subject to customary closing conditions.

Results of Operations for the Year Ended January 31, 2008

The Company was established on October 16, 2006 while we began operations on January 1, 2007. Accordingly, comparative information for the year ended January 31, 2008 to the same period last year is not comparable.

For the year ended January 31, 2008, we generated revenue of $90,500, consisting exclusively of management fees earned for providing management services to AMH.

For the year ended January 31, 2008, the cost of revenue totaled $44,643; general and administrative expenses totaled $199,519 resulting in net loss of ($154,462).

Liquidity and Capital Resources

Cash and cash equivalents totaled $44,352 at January 31, 2008.

Our cash position is insufficient to meet our continuing anticipated expenses or fund anticipated operating expenses, in accordance with our full business plan. Accordingly, we will be required to raise substantial additional capital to sustain operations and implement our business plan, including our general acquisition strategy, the completion of the transaction(s) with the merger/acquisition candidates and the Reverse Merger, among other things.

Our current source of liquidity is revenue in the form of management fees earned for providing management services to AMH. We are actively pursuing numerous alternatives for our current and longer-term financial requirements, including additional raises of capital from investors in the form of debt and equity. No commitments have been received and, accordingly, no assurance can be given that any financing will be available or, if available, that it will be on terms that are satisfactory to the Company. It is also unlikely that we will be able to qualify for bank debt until such time as our operations are considerably more advanced and we are able to demonstrate our financial strength to provide confidence to a commercial lender.

CRITICAL ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Fair Value of Financial Instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

Stock-based compensation

On October 17, 2006 the Company adopted SFAS No. 123R, “Share-Based Payment, an Amendment of FASB Statement No. 123.” As of the date of this report the Company has no stock based incentive plan in effect.

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net income (loss) per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net income per share is based upon the weighted average number of common shares outstanding. Diluted net income (loss) per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Cash and cash equivalents

Cash and cash equivalents include cash in bank representing Company’s current operating account.

Income taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Costs of services

The Company bears all the costs of services which include insurance, maintenance, professional privileges and communications costs.

MANAGEMENT

Executive Officers and Directors

Below are the names and certain information regarding the Company’s executive officers and directors following completion of the acquisition.

Name	Age	Position
Dr. Warren Hosseinion	36	Chief Executive Officer, Principal Accounting Officer and Director
Paul Adams	48	Director

Officers are elected annually by the Board of Directors, at our annual meeting, to hold such office until an officer's successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

Dr. Warren Hosseinion – Chief Executive Officer, Principal Accounting Officer and Director

On June 14, 2008, Dr. Warren Hosseinion was appointed as a member of our Board of Directors and as our Chief Executive Officer, and Principal Accounting Officer. Dr. Hosseinion has been Chief Executive Officer and a Director of Apollo since June 2001. Dr. Hosseinion holds a B.S. in Biology from the University of San Francisco, M.S. from Georgetown University in Physiology and Biophysics, and a M.D. from Georgetown University School of Medicine. He completed a residency in Internal Medicine at USC Medical Center, and is a Diplomate of the American Board of Internal Medicine.

Paul Adams – Director

From approximately 1992 to present, Mr. Adams has primarily been involved in manufacturing and retail sales in the sports fishing industry s the owner of his own business. Since 2000, he has owned and operated Coco Motive Candy Company, a business specializing in the “corporate gift” market. Mr. Adams resigned as Chief Executive Officer and Principal Executive Officer of the Company on June 14, 2008.

EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

The following table sets forth all compensation paid in respect of the Company’s Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year (collectively, the "Named Executive Officers") for our last three completed fiscal years.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan ($)	Non- qualified Deferred Compen- sation Earnings ($)	All other compen-sation ($)	Total ($)
Paul Adams, CEO and Principal Accounting Officer	2007 2006 2005	12,000 9,000 nil	n/a nil nil	n/a nil nil	n/a nil nil	n/a nil nil	n/a nil nil	n/a nil nil	12,000 9,000 nil

OUTSTANDING EQUITY AWARDS

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul Adams, CEO and Principal Accounting Officer	nil	nil	nil	nil	nil	nil	nil	nil	nil

DIRECTOR COMPENSATION

No director fees were paid in 2007. We do not pay directors compensation for their service as directors. We are in the process of developing a compensation policy for our directors.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Related Transactions

No member of management, executive officer or security holder has had any direct or indirect interest in any transaction to which we are a party, except for the following:

Apollo’s Affiliated Medical Groups, AMH and AMA, are owned and managed by Dr. Adrian Vazquez and Dr. Warren Hosseinion, Apollo’s Chief Executive Officer and Principal Accounting Officer. Under the current agreement between Apollo and AMH, Apollo provides management services to AMA and AMH in exchange for use of the ApolloWeb software, which was developed and is owned by Drs. Vazquez and Hosseinion. Apollo is currently negotiating the terms of formal management agreements with AMA and AMH. In addition, Apollo is currently negotiating to acquire the rights to the ApolloWeb software from Drs. Vazquez and Hosseinion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our company’s capital stock as of June 14, 2008, as to

• Each person known to beneficially own more than 5% of the Company’s common stock
• Each of our directors
• Each executive officer
• All directors and officers as a group

Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Amount Beneficially Owned (2)	Percentage of Class(2)	Title of Class
Dr. Warren Hosseinion	9,123,387	35.72%	Common
Dr. Adrian Vazquez	9,123,387	35.72%	Common
Paul Adams	10,000	<1%	Common

All officers and directors as a group (2 persons)

(1) Except as otherwise indicated, the address of each beneficial owner is c/o Siclone Industries, Inc., 1010 N. Central Avenue, Suite 201, Glendale, CA 91202.

(2) Applicable percentage ownership is based on 25,540,420 shares of common stock outstanding as of June 14, 2008, together with securities exercisable or convertible into shares of common stock within 60 days of June 14, 2008 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of June 14, 2008 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 5,000,000 shares of preferred stock at a par value of $0.001 par value per share. As of June 14, 2008, there were 25,540,420 shares of our common stock issued and outstanding that are held by approximately 303 stockholders of record and 0 shares of Preferred Stock issued and outstanding.

Common stock

The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
•	do not have preemptive, subscription or conversion rights;
•	do not have any provisions for purchase for cancellation, surrender or sinking or purchase funds or rights;
•
may be restricted from transferring the shares by the board of directors by giving us or the holder a first right of refusal to purchase the stock, by making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the board of directors may deem necessary and as are not inconsistent with the laws of the State of Delaware; and

•	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable.

Non-cumulative voting

Holders of shares of Siclone’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of Siclone’s directors.

Cash dividends

As of the date of this report, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, its capital requirements and financial position, its general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

Preferred Stock

Our authorized capital consists of 5,000,000 shares of preferred stock at a par value of $0.001 par value per share.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's common stock is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD") under the symbol "SICL".

The following table represents the range of the high and low bid prices of the Company’s stock as reported by the OTC Bulletin Board Historical Data Service. These quotations represent prices between dealers and may not include retail markups, markdowns, or commissions and may not necessarily represent actual transactions. The Company cannot ensure that an active public market will develop in its common stock or that a stockholder may be able to liquidate his investment without considerable delay, if at all.

On April 11, 2008 the current bid price was $0.0001, which does not take into account any retail markups, markdowns, or commissions and may not necessarily represent actual transactions.

Year	Quarter Ended	High	Low

2006
	March 31	0.0001	0.0001
	June 30.0001		.0001
	September 30.0001		.0001
	December 31.0001		.0001

2007
	March 31	0.0001	0.0001
	June 30.0001		.0001
	September 30.0001		.0001
	December 31.0001		.0001

The Company’s shares are subject to section 15(g) and rule 15g-9 of the Securities and Exchange Act, commonly referred to as the “penny stock” rule. The rule defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rule provides that any equity security is considered to be a penny stock unless that security is; registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation from the NASDAQ stock market; issued by a registered investment company; excluded from the definition on the basis of price at least $5.00 per share or the issuer’s net tangible assets. The Company’s shares are deemed to be penny stock, trading in the shares will be subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse, and certain institutional investors.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for the transaction involving a penny stock, other rules apply. Consequently, these rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock and may affect the ability of stockholders to sell their shares.

Dividends.

There has not been an active market for the Company’s stock since 1990. The Company has not declared any cash dividends with respect to its common stock, and does not intend to declare dividends in the foreseeable future. The present intention of management is to utilize all available funds for the development of the Company's business. The Company’s ability to pay dividends is subject to limitations imposed by Delaware law. Under Delaware law, dividends may be paid to the extent that a corporation’s assets exceed its liabilities and it is able to pay its debts as they become due in the usual course of business.

Holders

As of June 14, 2008, the Company had approximately 303 stockholders of record.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information with respect to each equity compensation plan under which the Company’s common stock is authorized for issuance as of the fiscal year ended December 31, 2006.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	-0-	-0-	-0-

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01

Item 4.01 Change in Registrant’s Certifying Accountants

On June 17, 2008 (the “Dismissal Date”), Siclone advised Child, Van Wagoner & Bradshaw, PLLC (the “Former Auditor”) that it was dismissed as the Company’s independent registered public accounting firm.   The decision to dismiss the Former Auditor as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on June 17, 2008.  The reason for the change in accounting firm is that the Company’s operating businesses have previously been audited by Kabani & Company, Inc. and our new management elected to continue this existing relationship.

Except as noted in the paragraph immediately below, the reports of the Former Auditor on the Company’s consolidated financial statements for the years ended December 31, 2007 and 2006 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of  the Former Auditor  on the Company’s consolidated financial statements as of and for the years ended December 31, 2007 and 2006 contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company has suffered recurring losses from operations and has no operating capital.

During the years ended December 31, 2007 and 2006, and through June 17, 2008, the Company has not had any disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the Former Auditor’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s consolidated financial statements for such years.

During the years ended December 31, 2007 and 2006, and through June 17, 2008, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

New independent registered public accounting firm

On June 17, 2008 (the “Engagement Date”), the Company engaged Kabani & Company, Inc.,  (“New Auditor”) as its independent registered public accounting firm for the Company’s fiscal year ended January 31, 2009. The decision to engage the New Auditor as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

During the two most recent fiscal years and through the Engagement Date, Siclone has not consulted with the New Auditor regarding either:

1.
the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that the New Auditor concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

Item 5.01 Changes in Control of Registrant.

See Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 14, 2008, we changed our fiscal year end from December 31 to January 31 to conform to the fiscal year end of our principal operating business.

Item 5.06 Change in Shell Company Status.

See Item 2.01

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

(b) Pro forma financial information.

(c) Exhibits

Exhibit Number	Description
10.1	Agreement and Plan of Merger*
16.1	Letter re Change in certifying Accountant dated June 17, 2008*
16.2	Letter re Change in certifying Accountant dated June 26, 2008
99.1	Audited Financial Statements for the year ended January 31, 2008 of Apollo Medical Management, Inc.*
99.2	Unaudited Pro Forma Consolidated Financial Statements for the period ended January 31, 2008*

* Incorporated by reference to the exhibit of the same number to our current report on Form 8-K filed with the SEC on June 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SICLONE INDUSTRIES, INC.

Dated: June 26, 2008	By:	/s/ Warren Hosseinion
	Name:	Warren Hosseinion
	Title:	Chief Executive Officer and
Principal Accounting Officer